EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-93941) of National City Bancorporation and in the related Prospectus of our report dated January 14, 2000, with respect to the consolidated financial statements and schedules of National City Bancorporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 28, 2000